TECHALT, INC., POLICY GOVERNING DIRECTOR NOMINATIONS

                    AND SECURITY HOLDER-BOARD COMMUNICATIONS

The Board of Directors (the "Board") of TechAlt, Inc. (the "Corporation") has adopted this Policy Governing Director Nominations and Security Holder-Board Communications in accordance with the proxy disclosure requirements set forth in the rules adopted by the Securities and Exchange Commission ("SEC") and the corporate governance rules adopted by the Nasdaq Stock Market, Inc. ("Nasdaq"). The Corporation recognizes that its security holders desire increased insight into the Corporation's director nominations process and greater ease of communication with the Board of Directors, and the Corporation endeavors to apply this Policy Governing Director Nominations and Security Holder-Board Communications to those ends.

A. IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

1. RESPONSIBLE COMMITTEE. The Compensation and Nominating Committee (the "Committee") is responsible for, among other things, identifying individuals qualified to become members of the Board and its committees, and recommending candidates for the Board's selection as director nominees for election at the next annual or other properly convened meeting of security holders.

2. PROCESS FOR CONSIDERATION OF NOMINEES.

a. Identification of Candidates. The Committee shall identify candidates for director nominees in consultation with the Chief Executive Officer and Chairman of the Board, through the use of search firms or other advisers or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider director candidates recommended by security holders.

b. Evaluation Process. Once candidates have been identified, the Committee shall confirm that the candidates meet all of the minimum qualifications for director nominees set forth in Sections B.1 and B.2 below. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee shall then meet as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There shall be no difference in the manner by which the Committee evaluates director nominees, whether nominated by the Board or by a nominating security holder.

c. Recommendation of Nominees to the Board. Based on the results of the evaluation process, the Committee shall recommend candidates for the Board's selection as director nominees for election to the Board.

d. Recommendation of Nominees to Board Committees. In consultation with the Chairman of the Board and the Chief Executive Officer, the Committee shall also recommend candidates for the Board's selection as nominees for appointment to the committees of the Board.

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3. PROCEDURES FOR RECOMMENDATION OF NOMINEES BY SECURITY HOLDERS.

The Committee will consider director candidates who are recommended by security holders of the Corporation. Security holders, in submitting recommendations to the Committee for director candidates, shall follow the following procedures:

a. The Committee must receive any such recommendation for nomination by a date not later than the 80th calendar day before the date the Corporation's proxy statement was released to security holders in connection with the previous year's annual meeting.

b. Such recommendation for nomination shall be in writing and shall include the following information:

      i. Name of the security holder, whether an entity or an individual, making the recommendation;

      ii. A written statement disclosing such security holder's beneficial ownership of the Corporation's securities;

      iii. Name of the individual recommended for consideration as a director nominee;

      iv. A written statement from the security holder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

      v. A written statement from the security holder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and Nasdaq;

      vi. A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities; and

      vii. A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest.

c. Nominations may be sent to the attention of the Committee via the method listed below:

U.S. Mail or Expedited Delivery Service:

TechAlt, Inc.
3311 N. Kennicott Ave., Suite A
Arlington Heights, IL 60004
Attn: Compensation and Nominating Committee
c/o Secretary of TechAlt, Inc.


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d.  Once  the  Committee  receives  the  recommendation  of  a  candidate,  such recommended director nominee shall be evaluated and if appropriate may be recommended to the Board pursuant to Sections A.2.b and A.2.c above.

B. DIRECTOR QUALIFICATIONS AND SKILLS

The Corporation seeks directors who possess the qualifications and skills described in this Section B. Moreover, the Corporation evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent security holder interests using its diversity of experience. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

1. BOARD QUALIFICATIONS.

a. Independence. A majority of the members of the Board shall meet the independence requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded or any governmental or regulatory body exercising authority over the Corporation (each a "Regulatory Body" and collectively the "Regulatory Bodies"), as in effect from time to time.

b. Minimum Qualifications. The Corporation requires its directors to possess certain minimum qualifications, including the following:

      i. Adequate Experience. A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation.

      ii. No Conflicts of Interest. A director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee.

c. Other Qualities and Skills. The Corporation also considers the following qualities and skills, among others, in its selection of directors:

      i. Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Corporation;


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

      ii. Leadership or substantial achievement in their particular fields;

      iii. Demonstrated ability to exercise sound business judgment;

      iv. Integrity and high moral and ethical character;

      v. Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole;

      vi.  Capacity and desire to represent the balanced,  best interests of the
Corporation  as  a  whole  and  not  primarily  a  special   interest  group  or
constituency;

      vii. Ability to work well with others;

      viii. High degree of interest in the business of the Corporation;

      ix. Dedication to the success of the Corporation;

      x. Commitment to responsibilities of a director; and

      xi. International business or professional experience.

2. COMMITTEE QUALIFICATIONS.

a. Audit and Finance Committee. All members of the Audit and Finance Committee shall meet the independence and Audit and Finance Committee requirements promulgated by the Regulatory Bodies, as in effect from time to time. All members shall be financially literate and at least one member of the Audit and Finance Committee shall qualify as being financially sophisticated as set forth in such committee's charter.

b. Compensation and Nominating Committee. All members of the Compensation and Nominating Committee shall meet the independence and nominating and corporate governance committee requirements promulgated by the Regulatory Bodies, as in effect from time to time.

c. Other Committees. Members of other committees shall meet such requirements as set forth by the Regulatory Bodies and the Board as the Board deems necessary.

3. LIMITS ON OTHER BOARD MEMBERSHIPS AND COMMITMENTS. The Corporation expects that a director's existing and future commitments will not materially interfere with such director's obligations to the Corporation.

The Corporation recognizes that directors should limit the number of boards on which they serve so that they can give proper attention to each board responsibility. However, the philosophy of the Corporation is not to set an invariant limit on the number of boards on which a director may serve. In the event a director wishes to join the board of another company, it is expected that the director will advise the Committee of his or her intention and the Committee will update the Board.


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4.  INCUMBENTS.  For candidates  who are incumbent  directors,  the  Corporation considers the following factors, among others, when considering such individuals
as  director   nominees:   such  director's  past  attendance  at  meetings  and
participation in and contributions to the activities of the Board. If such incumbent director has had a significant change in status, such as an employment change, the Corporation shall also take this event into consideration.

5. AMENDMENTS. The Committee shall review and assess the adequacy of this Policy Governing Director Nominations and Security Holder-Board Communications periodically, as well as in response to rules promulgated by the Regulatory Bodies. The Corporation will disclose any material changes to these policies as required by the Regulatory Bodies in the Corporation's SEC filings.

C. SECURITY HOLDER-BOARD COMMUNICATIONS

The Board provides to every security holder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the SEC) ("Security Holder Communication") as follows:

1. For Security Holder Communication directed to the Board as a whole, security holders may send such communication to the attention of the Chairman of the Board via the method listed below:

U.S. Mail or Expedited Delivery Service:

TechAlt, Inc.
3311 N. Kennicott Ave., Suite A
Arlington Heights, IL 60004
Attn: Chairman of the Board of Directors

2. For security holder communication directed to an individual director in his or her capacity as a member of the Board, security holders may send such communication to the attention of the individual director via the method listed below:

U.S. Mail or Expedited Delivery Service:

TechAlt, Inc.
3311 N. Kennicott Ave., Suite A
Arlington Heights, IL 60004
Attn: [Name of Individual Director]


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The Corporation will forward by U.S. mail any such Security Holder Communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Security Holder Communication is addressed to the address specified by each such director and the Chairman of the Board.

Communications from an officer or director of the Corporation and proposals submitted by security holders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Exchange Act of 1934 (and related communications) will not be viewed as a Security Holder Communication. Communications from an employee or agent of the Corporation will be viewed as Security Holder Communication only if such communications are made solely in such employee's or agent's capacity as a security holder.

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